UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2023

Vista Outdoor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36597	47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way, Anoka, MN	55303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2023, Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Revelyst, Inc. (“Revelyst”), CSG Elevate II Inc. (“Parent”), CSG Elevate III Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes of specific provisions therein, CZECHOSLOVAK GROUP a.s. (the “Guarantor”), pursuant to which, on the terms and conditions set forth therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated therein, the “Transaction”). Consummation of the Transaction (the “Closing”) is subject to the approval of the Company’s stockholders, receipt of certain required regulatory approvals and other customary closing conditions.

Pursuant to a Separation Agreement entered into between the Company and Revelyst simultaneously with the signing of the Merger Agreement (the “Separation Agreement”), the Company shall effect a separation pursuant to which, among other things, the assets and liabilities of the Outdoor Products business of the Company (the “Revelyst Business”) will be transferred to Revelyst and separated from the Sporting Products business of the Company (the “Company Business”) (the “Separation”). Prior to the consummation of the Merger, (i) pursuant to a Subscription Agreement to be entered into between Parent and the Company (the “Subscription Agreement”), Parent shall contribute $1,910,000,0000 (the “Base Purchase Price”), subject to purchase price adjustments for cash and net working capital, to the Company in exchange for shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (the “Subscription”), (ii) immediately following the Subscription, the Company shall transfer the Base Purchase Price, subject to purchase price adjustments for cash, net working capital, debt, transaction expenses and taxes, to Revelyst (the “Contribution Amount”) and (iii) in exchange for the Contribution Amount and the transfer of the Revelyst Business in the Separation, Revelyst shall issue shares of common stock, par value $0.01 per share, of Revelyst (“Revelyst Common Stock”) to the Company. Following the completion of the foregoing, Merger Sub shall merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent.

On the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by the board of directors of the Company (the “Board”), at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any such shares of Company Common Stock held by the Company, its subsidiaries or by Parent and (ii) any Appraisal Shares (as defined in the Merger Agreement)) shall be converted into the right to receive (a) one fully paid and non-assessable share of Revelyst Common Stock and (b) $12.90 in cash, in each case, per share of Company Common Stock, all as provided in the Merger Agreement (the “Merger Consideration”).

In connection with the Transaction, Revelyst shall prepare, and file with the Securities and Exchange Commission, a registration statement on Form S-4 (the “Form S-4”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the Revelyst Common Stock to be distributed as Merger Consideration.

The Merger Agreement provides that each equity award that is outstanding as of the Effective Time and is held by (i) an employee of the Company other than a Revelyst employee or (ii) a non-employee director of the Company who does not become a non-employee director of Revelyst immediately following the Effective Time, in each case, shall be treated as follows: (1) each restricted stock unit that is subject solely to time-based vesting conditions (a “Company RSU”) shall vest and be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock underlying such Company RSU immediately prior to the Effective Time and (B) the Company’s pre-Closing stock price; (2) each performance stock unit (a “Company PSU”) shall vest and be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock underlying such Company PSU immediately prior to the Effective Time (assuming achievement of the applicable performance goals at specified levels) and (B) the Company’s pre-Closing stock price; (3) each option to purchase Company Common Stock (a “Company Option”) shall be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock for which such Company Option has not been exercised and (B) the excess, if any, of the Company’s pre-Closing stock price over the exercise price per share of such Company Option; and (4) each deferred stock unit (a “Company DSU”), whether vested or unvested, shall be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock underlying such Company DSU immediately prior to the Effective Time and (B) the Company’s pre-Closing stock price.

Each of Parent, Merger Sub, the Company and Revelyst have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction. In addition, the Company has made customary covenants in the Merger Agreement, including, among others, covenants during the period between the date of the Merger Agreement and the Effective Time (i) to use reasonable best efforts to conduct the Company Business in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve the Company Business substantially intact, including using reasonable best efforts to maintain existing relationships with customers and suppliers and (ii) to refrain from taking certain types of actions without Parent’s consent.

The consummation of the Merger and the Subscription is subject to certain closing conditions, including, among other things: (i) the approval of the Company’s stockholders; (ii) any waiting period (or any extension thereof) applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having been terminated or having expired, CFIUS Approval (as defined in the Merger Agreement) having been received and certain other regulatory approvals or consents having been obtained; (iii) the absence of legal restraints prohibiting the Transaction; (iv) the completion of certain actions required to be taken pursuant to the Separation Agreement prior to consummation of the Merger; (v) the Form S-4 having become effective under the Securities Act and not being the subject of any stop order; (vi) the shares of Revelyst Common Stock to be distributed in connection with the Merger having been approved for quotation on the New York Stock Exchange, subject to official notice of issuance, and (vii) other customary conditions specified in the Merger Agreement.

As of the date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, prior to obtaining the approval of the Company’s stockholders, the Company may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected lead to a Company Superior Proposal. A “Company Superior Proposal” is a bona fide written Company Acquisition Proposal (as defined in the Merger Agreement, with references to “15%” in the definition thereof deemed to be references to “50%”) that (a) is made by an unaffiliated third party after the date of the Merger Agreement, (b) did not result from a breach in any material respect of the “no-shop” restrictions and (c) the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its outside legal counsel and financial advisor, (i) would be more favorable to the Company’s stockholders from a financial point of view than the Transaction and (ii) is reasonably capable of being completed, taking into account all legal, regulatory, financial and other aspects of such proposal and of the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, prior to obtaining the approval of the Company’s stockholders, the Board may, among other things, (i) change its recommendation that the Company’s stockholders adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Company Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Board, unless the Company terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders to vote on the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (i) either party to terminate the Merger Agreement if the Merger is not consummated by October 15, 2024 (with such deadline to be extended to January 15, 2025 in the event that all closing conditions except for those relating to regulatory approvals have been satisfied by October 15, 2024), (ii) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Company Superior Proposal and (iii) Parent to terminate the Merger Agreement if the Board changes its recommendation with respect to the Merger Agreement.

If the Merger Agreement is terminated under specified circumstances related to failure to obtain regulatory approval , the Company will be entitled to a termination fee of $114,600,000 from Parent. If the Merger Agreement is terminated under specified circumstances, Parent will be entitled to a termination fee of $47,750,000 from the Company.

The Guarantor has irrevocably guaranteed the due, punctual and full payment and performance when due of Parent’s and Merger Sub’s obligations under the Merger Agreement and the Subscription Agreement, including all payment obligations. In connection with the execution of the Merger Agreement, Parent and its affiliates have obtained an equity financing commitment letter from an affiliate of Parent and debt financing commitment letters from certain third party lenders to finance, together with the Guarantor, the transactions contemplated by the Merger Agreement, in each case, subject to the terms and conditions thereof.

The Separation shall be effectuated pursuant to the Separation Agreement, an Employee Matters Agreement entered into between Revelyst and the Company simultaneously with the signing of the Merger Agreement (the “Employee Matters Agreement”) and a Transition Services Agreement to be entered into between Revelyst and the Company at Closing (the “Transition Services Agreement”).

The Separation Agreement (i) provides for and defines the separation of the Revelyst Business and the Company Business and (ii) contains covenants between Vista Outdoor and Revelyst governing their relationship following the Closing. Under the Separation Agreement, Vista Outdoor or Revelyst, as applicable, will indemnify the other party for any losses resulting from liabilities allocated to such first party pursuant to the Separation Agreement or any breaches of the Separation Agreement or any Ancillary Agreement (as defined in the Separation Agreement) by such first party. The Employee Matters Agreement allocates employment, compensation and benefits-related assets and liabilities and other responsibilities between Vista Outdoor and Revelyst. The Transition Services Agreement provides for certain transition services to be provided by each of Vista Outdoor and Revelyst to the other party for specified fees and for a limited time to help ensure an orderly transition following the Closing.

The foregoing summaries of the Merger Agreement, the Separation Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Subscription Agreement are not complete and are qualified in their entirety by the full text of the Merger Agreement, the Separation Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Subscription Agreement, respectively, which are attached hereto as exhibits and incorporated by reference herein.

The Merger Agreement and the other Transaction documents have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company, Revelyst, Parent or their respective subsidiaries or affiliates. The representations and warranties in the Merger Agreement and the covenants contained in the Merger Agreement, the Separation Agreement, the Employee Matters Agreement and the Transition Services Agreement were (or will be) made only for purposes of the Merger Agreement, the Separation Agreement, the Employee Matters Agreement and the Transition Services Agreement, respectively, and as of dates specified therein, are solely for the benefit of the parties to the Merger Agreement, the Separation Agreement, the Employee Matters Agreement or the Transition Services Agreement, respectively, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, the Separation Agreement, the Employee Matters Agreement or the Transition Services Agreement, respectively, and should not rely on the representations, warranties or covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition.

On October 15, 2023, the Company issued a press release previewing earnings results for the second quarter of Fiscal Year 2024 (FY24). The Company will announce its full second-quarter earnings results on November 2, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Note: Information in this report (including the exhibit) furnished pursuant to Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2023, the Management Development and Compensation Committee of the Board approved a cash retention award to Mark Kowalski, the Chief Accounting Officer of the Company, in the amount of $345,000. This award is payable 50% within 30 days following the date of the Merger Agreement, with the remainder payable on the date that is 18 months following the date of the Merger Agreement, subject to Mr. Kowalski’s continued employment through such date. If Mr. Kowalski is terminated without cause prior to the final payment date, any unpaid amount shall become payable within 30 days of such termination.

Item 8.01.	Other Events.

On October 16, 2023, the Company issued a press release announcing it had entered into the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additionally, the Company will hold an investor conference call to discuss the Transaction and its preliminary second quarter FY24 results on October 16, 2023, at 9 a.m. ET. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast and view and/or download the press release related to the Transaction, as well as the related presentation slides (the “Investor Presentation Slides”), which will also include detailed information about the Merger Agreement and other transaction documents, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose “Investors” then “Events and Presentations”. For those who cannot participate in the live webcast, a telephone recording of the conference call will be available until October 30, 2023. The telephone number is (866) 813-9403 and the access code is 237970.

A copy of the press release and the Investor Presentation Slides are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 15, 2023 by and among Vista Outdoor Inc., Revelyst, Inc., CSG Elevate II Inc, CSG Elevate III Inc., and, solely for the purposes of the Guarantor Provisions, CZECHOSLOVAK GROUP a.s.

2.2	Separation Agreement, dated as of October 15, 2023 by and between Vista Outdoor Inc. and Revelyst, Inc.

10.1	Employee Matters Agreement, dated as of October 15, 2023 by and between Vista Outdoor Inc. and Revelyst, Inc.

10.2	Form of Transition Services Agreement, to be entered into by and between Vista Outdoor Inc. and Revelyst, Inc.

10.3	Form of Subscription Agreement, to be entered into by and between Vista Outdoor Inc. and CSG Elevate II Inc.

99.1	Press Release, dated October 16, 2023

99.2	Investor Presentation Slides

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

Some of the statements made and information contained in these materials, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: the Company’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for the Company; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous risks, uncertainties and other factors could cause the Company’s actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the Transaction, including (i) the failure to receive, on a timely basis or otherwise, the required approval of the Transaction by the Company’s stockholders, (ii) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (iii) the possibility that competing offers or acquisition proposals may be made, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Transaction, including in circumstances which would require the Company to pay a termination fee, (v) the effect of the announcement or pendency of the Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally, (vi) risks related to the Transaction diverting management’s attention from the Company’s ongoing business operations and (vii) that the Transaction may not achieve some or all of any anticipated benefits with respect to either business segment and that Transaction may not be completed in accordance with the Company’s expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on the Company’s operations, the operations of the Company’s customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting the Company’s operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; the Company’s ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or the Company’s inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of the Company’s primary delivery and shipping services for the Company’s products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; the Company’s ability to take advantage of growth opportunities in international and commercial markets; the Company’s ability to obtain and maintain licenses to third-party technology; the Company’s ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with the Company’s sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; the Company’s competitive environment; the Company’s ability to adapt the Company’s products to changes in technology, the marketplace and customer preferences, including the Company’s ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; the Company’s ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, the Company’s products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; the Company’s ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to the Company’s business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and the Company’s markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for the Company’s products and the financial health of the Company’s customers.

You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect the Company’s operating results can be found in Part 1, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for fiscal year 2023 and in the filings we make with Securities and Exchange Commission from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

These materials may be deemed to be solicitation material in respect of the Transaction. In connection with the Transaction, Revelyst, a subsidiary of the Company, intends to file with the SEC a registration statement on Form S-4 in connection with the proposed issuance of shares of common stock of Revelyst to the Company stockholders pursuant to the Transaction, which Form S-4 will include a proxy statement of the Company that also constitutes a prospectus of Revelyst (the “proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT/PROSPECTUS (IF AND WHEN AVAILABLE), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and stockholders will be able to obtain the proxy statement/prospectus and any other documents (once available) free of charge through the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.vistaoutdoor.com.

Participants in Solicitation

The Company, Revelyst, CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. and their respective directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in respect of the Transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge through the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Transaction, which may, in some cases, be different than those of the Company’s stockholders generally, will also be included in the proxy statement/prospectus relating to the Transaction, when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Jeffrey Ehrich
Name:	Jeffrey Ehrich
Title:	General Counsel & Corporate Secretary (Interim)

Date: October 16, 2023